As filed with the Securities and Exchange Commission on June 20, 2001

                                                    Registration No. 333-

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM S-8
                     REGISTRATION STATEMENT UNDER THE
                          SECURITIES ACT OF 1933

                             CBRL GROUP, INC.
           (Exact name of registrant as specified in its charter)

          TENNESSEE                                     62-1749513
(State or other jurisdiction                          (IRS Employer
      of incorporation)                             Identification No.)

                         Hartmann Drive, P.O. Box 787
                        Lebanon, Tennessee  37088-0787
                               (615) 444-5533
            (Address, including zip code, and telephone number,
            including area code, of principal executive offices)

                             CBRL GROUP, INC.
                  2000 NON-EXECUTIVE STOCK OPTION PLAN
                        (Full title of the plan)

                        James F. Blackstock, Esq.
           Senior Vice President, Secretary and General Counsel
                             CBRL Group, Inc.
                            305 Hartmann Drive
                          Lebanon, Tennessee 37087
                              (615) 444-5533
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                              With Copies to:

                            GARY M. BROWN, ESQ.
                           Dinsmore & Shohl LLP
                    Bank of America Plaza, Suite 1100
                             414 Union Street
                        Nashville, Tennessee 37219
                         Telephone (615) 313-3325
                         Facsimile (615) 313-3310

                      CALCULATION OF REGISTRATION FEE
==============================================================================
  Title of                   Proposed Maximum  Proposed Maximum    Amount of
Securities to  Amount to be   Offering Price       Aggregate      Registration
be Registered   Registered      Per Unit(2)    Offering Price(2)      Fee
------------------------------------------------------------------------------

Common Stock 2,250,000 Shares      $16.90         $38,025,000        $9,506.25

==============================================================================

(1) Plus such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the CBRL Group, Inc. 2000 Non-Executive Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock of CBRL Group, Inc. on the Nasdaq National Market System on June 19, 2001.


     The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register 2,250,000 shares of CBRL Group, Inc. (the "Registrant" or the "Company") common stock, $0.01 par value, for issuance to optionees under the CBRL Group, Inc. 2000 Non-Executive Stock Option Plan.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 28, 2000, filed with the Commission on October 26, 2000, as amended by Form 10-K/A, filed with the Commission on December 8, 2000;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 27, 2000, January 26, 2001 and April 27, 2001, respectively filed with the Commission on December 7, 2000, March 9, 2001 and June 6, 2001; and

     (c) Description of the Company's Common Stock that is contained in the Company's Registration Statement on Form 8-A (File No. 333-62469) filed under the Securities Exchange Act of 1934 with the Commission on December 30, 1998, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by referenced herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for
reasonable expenses if, in consideration of all relevant circumstances,   the
court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

     The Registrant's Charter and Bylaws provide that the Registrant shall indemnify to the full extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, trustee, or employee of the Registrant or of another corporation if serving at the request of the Registrant. The Registrant's Bylaws provide further that the Registrant shall advance expenses to such persons to the full extent allowed by the laws of the state of Tennessee, as now in effect and as hereafter adopted. Under the Registrant's Bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a person seeking indemnification may have or acquire both as to action in his or her official capacity and as to action in another capacity.

     The Registrant maintains a contract for insurance coverage under which the officers and directors of the Company are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     See Exhibit Index on page 7 hereof.

ITEM 9.  UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee, on this 20th day of June, 2001.

                                      CBRL GROUP, INC.


                                      By: /s/ Dan W. Evins
                                         -----------------------------------
                                         Dan W. Evins
                                         Chairman and Chief Executive Officer

     KNOW MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan W. Evins and James F. Blackstock, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their substitutions, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities indicated on this 20th day of June, 2001.

SIGNATURE                          TITLE


/s/ Dan W. Evins
-------------------------------  Chairman and Chief Executive Officer
Dan W. Evins                     (principal executive officer)


/s/ Lawrence E. White
-------------------------------  Chief Financial Officer and Treasurer
Lawrence E. White                (principal financial and accounting officer)


/s/ Michael A. Woodhouse
-------------------------------  Director
Michael A. Woodhouse


/s/ James C. Bradshaw
-------------------------------  Director
James C. Bradshaw




/s/ Robert V. Dale
-------------------------------  Director
Robert V. Dale


/s/ Dan W. Evins
-------------------------------  Director
Dan W. Evins


/s/ Edgar W. Evins
-------------------------------  Director
Edgar W. Evins


/s/ Robert C. Hilton
-------------------------------  Director
Robert C. Hilton


/s/ Charles E. Jones, Jr.
-------------------------------  Director
Charles E. Jones, Jr.


/s/ Charles T. Lowe, Jr.
-------------------------------  Director
Charles T. Lowe, Jr.



-------------------------------  Director
B.F. ("Jack") Lowery


/s/ Gordon L. Miller
-------------------------------  Director
Gordon L. Miller



-------------------------------  Director
Martha M. Mitchell


/s/ Jimmie D. White
-------------------------------  Director
Jimmie D. White



                             EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION                                   PAGE NO.
-----------------------------------------------------------------------

4.1              Charter of CBRL Group, Inc.(1)

4.2              Bylaws of CBRL Group, Inc.(1)

4.3              Shareholder Rights Agreement dated September
                 7,1999.(2)

4.4              The Company's 2000 Non-Executive Stock Option
                 Plan.

4.5 Form of Stock Option Agreement with respect to options issued pursuant to the Company's
                 2000 Non-Executive Stock Option Plan.

5                Opinion of Dinsmore & Shohl LLP.

23.1 Consent of Dinsmore & Shohl LLP. (included in Exhibit 5).

23.2             Consent of Deloitte & Touche, LLP with
                 respect to its report dated September 7, 2000.

23.3 Letter of Deloitte & Touche, LLP with respect to its review of unaudited interim financial information.

24               Power of Attorney (included on Signature Page).

----------------------------
(1) Incorporated by reference to the Company's Registration Statement on Form S-4/A (File No. 333-62469).
(2) Incorporated by reference to the Company's Form 8-A, filed with the Commission on September 21, 1999 (File No. 000-25225).